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                                                                    Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-50277 of Heritage Commerce Corp of our report dated January 23, 1998 (June 3, 1998 as to Note 14), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the hearing "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
June 3, 1998